Exhibit 10.8.4
THIRD AMENDMENT
TO THE
COLT DEFENSE LLC
SALARIED RETIREMENT INCOME PLAN
     WHEREAS, Colt Defense LLC (the “Employer”) heretofore established a defined benefit pension plan known as the Colt Defense LLC Salaried Retirement Income Plan (the “Plan”); and
     WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan; and
     WHEREAS, the Internal Revenue Service, in the form of IRS Notice 2005-5, has issued guidance on the new automatic rollover rules added as a part of the Economic Growth and Tax Relief Reconciliation Act of 2001; and
     WHEREAS, in lieu of adopting the new automatic rollover rules, the Employer wishes to amend the Plan to limit the amount of a mandatory single sum payment made to a vested Terminated Participant prior to his Normal Retirement Age;
     NOW, THEREFORE, effective as of March 28, 2005, the Employer hereby amends the Plan to provide as follows:
     1. Section 5.5, Article V is amended by deleting such Section in its entirety, and replacing it with the following new Section:
“5.5 CASH-OUT OF BENEFITS
Anything in this Article V to the contrary notwithstanding, if the Actuarial Equivalent of a Participant’s Vested Interest in his Accrued Benefit does not exceed $5,000, then such amount may be distributed to the Participant in a single lump sum payment, subject to the following conditions. The Administrator shall direct the payment of a lump sum distribution to a Terminated Participant prior to his Normal Retirement Age if the Actuarial Equivalent of his Vested Interest in his Accrued Benefit does not exceed $1,000; provided, however, that such Terminated Participant may make an voluntary election to receive the Actuarial Equivalent of his Vested Interest in his Accrued Benefit in a single lump sum distribution if the amount does not exceed $5,000. If the Actuarial Equivalent of the Participant’s Vested Interest in his Accrued Benefit does not exceed $5,000 and becomes payable following the Participant’s attainment of his Normal Retirement Age, the Administrator shall direct the payment of the entire amount in a single lump sum distribution. Any lump sum payment to a Terminated Participant shall commence as soon as practicable after the Participant’s termination of employment, subject to the voluntary election requirement, if applicable. That portion of the Participant’s Accrued Benefit which is not a Vested Interest will be forfeited. If a Participant’s Vested Interest in his Accrued Benefit is zero on the date of distribution, the Participant will be deemed to have received a distribution of such balance.”

IN WITNESS WHEREOF, the Employer has caused this Third Amendment to be executed by a duly authorized person this 1st day of December, 2005.

WITNESS	COLT DEFENSE LLC

/s/ J. Michael Magouirk	By:	/s/ Carlton S. Chen

	Title:	Vice President Business and Regulatory Affairs, & Secretary